AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK

THIS AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK (the “Amendment”) is made as of February __, 2011, by and between KeyOn Communications Holdings, Inc., a Delaware corporation (the “Company”) and ______________, (the “Holder”).

RECITALS

A,        The Company issued a Warrant to Purchase Common Stock to the Holder on or about February 19, 2010 (the “Warrant”).

B.        The Company and Holder desire to amend the Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth herein, the sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         The “Warrant Price” is hereby amended to be reduced from $1.50 per share to $0.50 per share.

2.         Section 1(a) “Exercise of Warrant” is hereby amended to be deleted in its entirety and to be replaced as follows:

(a)       The Holder may exercise this Warrant according to its terms by surrendering this Warrant to the Company at the address set forth in Section 11, together with the form of exercise attached hereto duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the Warrant Price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in such form of exercise, or as otherwise provided in this Warrant, prior to 5:30 p.m., Pacific Time, on February 19, 2015 (the “Expiration Date”).

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment and Waiver as of the date first written above.

KEYON COMMUNICATIONS HOLDINGS, INC.

By:
Name:
Title:

HOLDER

By:
Name:
Title: